UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Biocept, Inc. (the “Company”) approved the following arrangement for Mark G. Foletta, the Company’s former interim Chief Financial Officer:

•	Mr. Foletta will remain a full-time employee of the Company through August 31, 2016, and during such period will be entitled to receive a base salary of $25,000 per month.

•

Beginning September 1, 2016 through October 31, 2016, Mr. Foletta will serve as an independent contractor for the Company, and during such period will be entitled to an aggregate consulting fee of $16,000.

•	The Company will pay Mr. Foletta a pro-rated cash bonus for 2016 pursuant to the Company’s annual cash incentive plan.

•	The Company will reimburse Mr. Foletta for the cost of COBRA coverage until December 31, 2016.

In addition, the Compensation Committee granted Mr. Foletta a stock option to purchase up to 25,000 shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Option”), 100% of which will vest on October 31, 2016, subject to Mr. Foletta’s continuous service to the Company through such date. The Option has an exercise price equal to $0.65, which was the closing price of the Company’s common stock on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.
Dated: August 1, 2016	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	Chief Executive Officer